UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2020

BorrowMoney.com, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-208854	65-0981503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

512 Bayshore Drive

FT. Lauderdale, Florida 33304

(Address of principal executive offices, including ZIP code)

(212) 265-2525

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On March 20, 2020, BorrowMoney.com, Inc. (the “Company”) entered into a Joint Venture Agreement (the “Agreement”) with JVLS, LLC (dba Vaccines2 Go) (“JVLS” and together with the Company, the “Parties”) pursuant to which the Parties agreed to form a joint venture entity, named BM&V2GO, to, among other things, develop IT and maintain and deploy certain medical services (the “Venture”). The term of the Venture shall continue until February 28, 2025 unless extended or terminated earlier pursuant to the terms of the Agreement. Pursuant to the Agreement, Aldo Piscitello, Chief Executive Officer of the Company, and Jody Stewart will serve as managers of the Venture. Furthermore, pursuant to the terms of the Agreement, each Party will initially contribute $3.5 million to the Venture in the form of cash or property.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Joint Venture Agreement by and between BorrowMoney.com, Inc. and JVLS, LLC dated March 20, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2020	BorrowMoney.com, Inc.

/s/ Aldo Piscitello
Aldo Piscitello
President